
                                         SECURITIES AND EXCHANGE COMMISSION

                                               Washington, D.C. 20549

                                                      FORM 8-A

                                  FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                                       PURSUANT TO SECTION 12(b) OR (g) OF THE

                                           SECURITIES EXCHANGE ACT OF 1934

                                              STRUCTURED PRODUCTS CORP.
                                              -------------------------
                               (Exact name of registrant as specified in its charter)




                         Delaware                                                   13-3692801
---------------------------------------------------------   --------------------------------------------------------
           (State of incorporation or organization)                   (IRS Employer Identification No.)


                    388 Greenwich Street
                    New York, New York                                             10013
---------------------------------------------------------   --------------------------------------------------------
         (Address of principal executive offices)                                  (Zip Code)

If this  form  relates  to the registration of a class of   If this form relates to the  registration  of a class of
securities pursuant to  Section 12(b) of the Exchange Act   securities  pursuant  to Section  12(g) of the  Exchange
and is effective pursuant to General Instruction  A. (c),   Act and is effective pursuant to General  Instruction A.
please check the following box. X                           (d), please check the following box.

--------------------------------------------------------------------------------------------------------------------

                          Securities to be registered pursuant to Section 12(b) of the Act:

                    Title of Each Class                                   Name of Each Exchange on Which
                    to be so Registered                                   Each Class is to be Registered
---------------------------------------------------------   --------------------------------------------------------

31,500,000 TIERS(R)Principal-Protected Minimum Return
    Trust Certificates, Series DJIA 2003-16 with a
            principal amount of $315,000,000
               (the "Certificates")                                           American Stock Exchange


                      Securities to be registered pursuant to Section 12(g) of the Act:


                                      None
                                      ----

Item 1.  Description of Registrant's Securities to be Registered.
         -------------------------------------------------------

         The description of the Certificates to be registered hereunder is set forth under the captions entitled: "Summary Information--Q&A"; "Risk Factors"; "Description of the Certificates"; "Certain ERISA Considerations"; and "United States Federal Income Tax Considerations" in Registrant's Prospectus Supplement related to the TIERS(R) Principal-Protected Minimum Return Trust Certificates, Series DJIA 2003-16, which Prospectus Supplement is hereby deemed to be incorporated by reference into this Form 8-A, a copy of which Prospectus Supplement is to be filed pursuant to Rule 424(b) under the Securities Act as of the date such Prospectus Supplement is to be filed, and "Risk Factors" and "Description of Certificates" in Registrant's Prospectus, dated July 28, 2003, which description is incorporated herein by reference.

Item 2.  Exhibits.
         --------

                  1. Certificate of Incorporation of Structured Products Corp. is set forth as Exhibit 3.1 to Registration Statement No. 333-57357 on Form S-3 (the "Registration Statement") and is incorporated herein by reference.

                  2. By-laws, as amended, of Structured Products Corp. are set forth as Exhibit 3.2 to the Registration Statement and are incorporated herein by reference.

                  3. Form of Corporate  Trust  Agreement is set forth as Exhibit
4.3 to the Registration Statement and is incorporated herein by reference.

                  4. Form of the Prospectus is attached to the Registration Statement and is incorporated herein by reference.

                  5. Form of the Preliminary Prospectus Supplement dated on or about August 19, 2003 related to the TIERS(R) Principal-Protected Minimum Return Trust Certificates, Series DJIA 2003-16, which was filed with the Securities and Exchange Commission on August 20, 2003, pursuant to Rule 424(b)(5) under the Securities Act of 1933, and is incorporated herein by reference.

                  6. The Prospectus Supplement dated September 25, 2003 related to the TIERS(R) Principal-Protected Minimum Return Trust Certificates, Series DJIA 2003-16, which was filed with the Securities and Exchange Commission on or about September 26, 2003, pursuant to Rule 424(b) under the Securities Act of 1933, and is incorporated herein by reference.

                  7. Form of TIERS(R) Asset Backed Supplement Series DJIA 2003-16 related to the TIERS(R) Principal-Protected Minimum Return Trust Certificates, Series DJIA 2003-16, which is set forth as an exhibit on Form
8-A12B filed with the Securities and Exchange Commission, for Structured Products Corp, on September 22, 2003, and is incorporated herein by reference.

                   [Balance of page left intentionally blank]

                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                              STRUCTURED PRODUCTS CORP.


Date:    September 22, 2003




                                              By: /s/ John W. Dickey
                                                --------------------------------
                                                Authorized Signatory